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                                                 EXHIBIT 8.1

                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                919 THIRD AVENUE
                               NEW YORK 10022-3897
                                   ----------
                               TEL: (212) 735-3000
                               FAX: (212) 735-2000

                                                         June 23, 1997

ONBANCorp, Inc.
OnBank Capital Trust I
101 South Salina Road
P.O. Box 4983
Syracuse, New York   13221

            Re:   Registration Statement on Form S-4

Ladies and Gentlemen:

      We have acted as special tax counsel to OnBank Capital Trust I, a statutory business trust organized under the Business Trust Act of the State of Delaware (Chapter 38, Title 12 of the Delaware Code, 12 Del. C. Sec. 3801, et seq.) (the "Trust"), in connection with the preparation of a Registration Statement on Form S-4 of ONBANCorp, Inc., a Delaware corporation (the "Company"), and the Trust filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on June 23, 1997 (the "Registration Statement"), relating to the registration by the Trust of 60,000 shares of the Trust's 9.25% Exchange Capital Securities (liquidation amount $1000 per exchange capital security) (the "Exchange Capital Securities"), representing undivided beneficial interests in the assets of the Trust.

      We hereby confirm that, although the discussion set forth in the above captioned registration statement under the heading "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" does not purport to discuss all possible United States Federal income tax consequences of the purchase, owner-
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ONBANCorp, Inc.
OnBank Capital Trust I
June 23, 1997
Page 2

ship, and disposition of the Exchange Capital Securities, in our opinion such discussion constitutes, in all material respects, a fair and accurate summary of the United States Federal income tax consequences of the purchase, ownership, and disposition of the Exchange Capital Securities, based upon current law. There can be no assurances that any of the opinions expressed herein will be accepted by the Internal Revenue Service, or if challenged, by a court.

      This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and, except as set forth below, is not to be used, circulated, quoted or otherwise referred to for any purpose without our prior written consent. We hereby consent to the filing of this opinion with the Commission as Exhibit 8.1 to the Registration Statement. We also consent to the use of our name under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.


                                    Very truly yours,


                                    /s/ Skadden, Arps, Slate,
                                      Meagher & Flom LLP